Exhibit 99.1

Rigetti Computing Reports Second Quarter 2025 Financial Results; Announces General Availability of its 36-Qubit Multi-Chip Quantum Computer

BERKELEY, Calif., August 12, 2025 (GLOBE NEWSWIRE) -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 and Recent Financial Highlights

●	Total revenues for the three months ended June 30, 2025 were $1.8 million
●	Total operating expenses for the three months ended June 30, 2025 were $20.4 million
●	Operating loss for the three months ended June 30, 2025 was $19.9 million
●	Net loss for the three months ended June 30, 2025 was $39.7 million
●	Net loss for the three months ended June 30, 2025 includes $22.8 million of non-cash losses for the fair value change in the derivative warrant and earn-out liabilities
●	As of June 30, 2025 cash, cash equivalents and available-for-sale investments totaled $571.6 million

“We continue to achieve our ambitious roadmap goals, most recently by demonstrating the industry’s largest multi-chip quantum computer with impressive performance. Our industry-leading proprietary chiplet approach to scaling and strong financial position makes us confident in hitting our end-of-year technology goals,” says Dr. Subodh Kulkarni, Rigetti CEO.

Technology Update

Rigetti’s Multi-Chip Quantum Computer, Cepheus™-1-36Q, the Industry’s Largest Multi-Chip Quantum Computer, is Released for General Availability and Deployed on the Rigetti Quantum Cloud Services Platform (QCS®), and will be Available on Microsoft Azure Thereafter

With the general availability of Cepheus-1-36Q, Rigetti continues its recent improvements in performance, obtaining a 2x reduction in two-qubit gate error rate from its previous Ankaa™-3 system, and achieving a median two-qubit gate fidelity of 99.5%. Cepheus-1-36Q is the first multi-chip quantum computer in the industry to achieve this level of performance, and with four chips, contains the largest number of chiplets in a quantum computer. This further validates Rigetti’s approach to scaling its quantum computing systems.

“I am extremely pleased with our momentum on the technology front. Just 6 months after our record performance with Ankaa-3, we’ve once again halved our error rates with Cepheus-1-36Q. We believe quadrupling our chiplet count and significantly decreasing error rates is the clear path towards quantum advantage and fault tolerance. We intend to continue this momentum with our 100+ qubit system planned for the end of the year,” says Dr. Kulkarni.

"It's our view that superconducting qubits are the leading modality for quantum computers due to their ability to scale, and their ability to achieve gate speeds more than 1,000 times faster than other modalities like ion traps and pure atoms. Rigetti’s superconducting qubits leverage technologies, like chiplets, that have been maturing in the semiconductor industry for decades, enabling Rigetti to use well-established methods to scale to higher performance and qubit counts,” Dr. Kulkarni adds.

Rigetti introduced the world’s first multi-chip quantum processor in 2021, achieving entanglement across interchiplet boundaries and paving the way for the recent introduction of the Company’s four-chiplet Cepheus-1-36Q. This legacy of technological advancement continues with the Cepheus-1 architecture and includes the following features that contribute to improved performance:

●	Proprietary chiplet-based architecture: Transitioning from a monolithic chip to chiplets enables greater control over chip uniformity, which in turn improves performance. Leveraging chiplets also reduces manufacturing complexity and improves fabrication yield.
●	Faster two-qubit gates: Optimized two-qubit gates enable faster gate times while reducing coherent errors, which improves fidelity and is important for executing quantum error correction techniques. These improvements enabled a 2x reduction in error rates.
●	Enhanced intermodule coupler design: Advances in multi-layer chip and tunable coupler design enables higher performance.

Rigetti expects to release its 100+ qubit chiplet-based system at 99.5% median two-qubit gate fidelity before the end of 2025.

Business Update

Strong Financial Position Following Completion of $350 Million Equity Raise

During the second quarter of 2025, Rigetti completed the sales of $350 million gross proceeds of its common stock pursuant to its previously disclosed at-the-market equity offering program. As of June 30, 2025, Rigetti had approximately $571.6 million of cash, cash equivalents and available-for-sale investments with no debt, and is well positioned to support commercial scale-up of its superconducting gate-based quantum computers.

Rigetti intends to use the proceeds from the offering primarily for working capital, capital expenditures and other general corporate purposes, and may also use a portion of the net proceeds to enter into strategic collaborations, acquisitions or partnerships in the future.

Conference Call and Webcast

Rigetti will host a conference call later today, August 12, 2025, at 5:00 pm ET, or 2:00 pm PT, to discuss its second quarter 2025 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/8kvnrhub/ or the "Events & Presentations" section of the Company's Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register-conf.media-server.com/register/BIf27dc41c4e0f4111a2f9000900ce8dd6. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. In 2021, Rigetti began selling on-premises quantum computing systems with qubit counts between 24 and 84 qubits, supporting national laboratories and quantum computing centers. Rigetti’s 9-qubit Novera QPU was introduced in 2023 supporting a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Contacts
Rigetti Computing Investor Contact:
IR@Rigetti.com

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including confidence in hitting end-of-year technology goals; belief that quadrupling chiplet count and significantly decreasing error rates is the clear path towards quantum advantage and fault tolerance; views that superconducting qubits are the leading modality for quantum computers; intentions to continue momentum with a 100+ qubit system planned for the end of the year; expectations to release its 100+ qubit chiplet-based system at 99.5% median two-qubit gate fidelity before the end of 2025; intentions to use the proceeds from the offering primarily for working capital, capital expenditures and other general corporate purposes; possibility to use a portion of the net proceeds of the equity raise to enter into strategic collaborations, acquisitions or partnerships in the future; and the potential of the Company’s business and quantum computing generally. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations, including the strategic collaboration with Quanta; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$57,183	$67,674
Available-for-sale investments - short-term	368,556	124,420
Accounts receivable	1,753	2,427
Prepaid expenses	3,056	3,156
Other current assets	3,031	9,081
Total current assets	433,579	206,758
Available-for-sale investments - long-term	145,903	25,068
Property and equipment, net	48,869	44,643
Operating lease right-of-use assets	7,217	7,993
Other assets	1,122	325
Total assets	$636,690	$284,787

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,159	$1,590
Accrued expenses and other current liabilities	5,955	8,005
Current portion of deferred revenue	118	113
Current portion of operating lease liabilities	2,198	2,159
Total current liabilities	10,430	11,867
Deferred revenue, less current portion	698	698
Operating lease liabilities, less current portion	5,812	6,641
Derivative warrant liabilities	60,116	93,095
Earn-out liabilities	6,371	45,897
Total liabilities	83,427	158,198
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 323,762,157 shares issued and outstanding at June 30, 2025 and 283,546,871 shares issued and outstanding at December 31, 2024	32	29
Additional paid-in capital	1,104,880	681,202
Accumulated other comprehensive income	133	105
Accumulated deficit	(551,782)	(554,747)
Total stockholders’ equity	553,263	126,589
Total liabilities and stockholders’ equity	$636,690	$284,787

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$1,801	$3,086	$3,273	$6,138
Cost of revenue	1,235	1,096	2,265	2,648
Total gross profit	566	1,990	1,008	3,490
Operating expenses:
Research and development	13,522	11,870	28,977	23,341
Selling, general and administrative	6,926	6,205	13,545	12,819
Total operating expenses	20,448	18,075	42,522	36,160
Loss from operations	(19,882)	(16,085)	(41,514)	(32,670)
Other income (expense), net
Interest expense	—	(969)	—	(2,076)
Interest income	3,042	1,218	5,194	2,341
Change in fair value of derivative warrant liabilities	(20,557)	2,100	32,705	(483)
Change in fair value of earn-out liabilities	(2,257)	1,315	6,580	(306)
Total other income (expense), net	(19,772)	3,664	44,479	(524)
Net income (loss) before provision for income taxes	(39,654)	(12,421)	2,965	(33,194)
Provision for income taxes	—	—	—	—
Net income (loss)	$(39,654)	$(12,421)	$2,965	$(33,194)
Net loss available to common stockholders used in diluted earnings per share	$(39,654)	$(12,421)	$(1,398)	$(33,194)
Net income (loss) per share attributable to common stockholders – basic	$(0.13)	$(0.07)	$0.01	$(0.21)
Net loss per share attributable to common stockholders – diluted	$(0.13)	$(0.07)	$0.00	$(0.21)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders – basic and diluted	298,254	171,903	291,514	161,705

RIGETTI COMPUTING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$2,965	$(33,194)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,723	3,334
Stock-based compensation	7,728	6,278
Change in fair value of earn-out liabilities	(6,580)	306
Change in fair value of derivative warrant liabilities	(32,705)	483
Accretion of available-for-sale securities	(3,396)	(1,776)
Amortization of debt issuance costs, commitment fees and accretion of final payment fees	—	547
Non-cash lease expense	776	784
Changes in operating assets and liabilities:
Accounts receivable	674	(203)
Prepaid expenses, other current assets and other assets	(836)	(1,021)
Deferred revenue	5	493
Accounts payable	618	(1,085)
Accrued expenses and operating lease liabilities	(2,792)	(1,602)
Net cash used in operating activities	(29,820)	(26,656)
Cash flows from investing activities:
Purchases of property and equipment	(8,214)	(7,538)
Purchases of available-for-sale securities	(438,518)	(75,995)
Maturities of available-for-sale securities	77,000	76,500
Net cash used in investing activities	(369,732)	(7,033)
Cash flows from financing activities:
Payments of principal of notes payable	—	(6,199)
Proceeds from sale of common stock through Common Stock Purchase Agreement	—	12,838
Proceeds from sale of common stock through At-The-Market (ATM) Offerings	346,719	26,833
Proceeds from sale of common stock from Quanta private placement transaction	35,000	—
Payments of offering costs	(798)	(447)
Net proceeds from tax withholdings on sell-to-cover equity award transactions	6,272	—
Proceeds from issuance of common stock upon exercise of stock options	1,443	68
Proceeds from issuance of common stock upon exercise of warrants	459	—
Net cash provided by financing activities	389,095	33,093
Effects of exchange rate changes on cash and cash equivalents	(34)	(112)
Net decrease in cash and cash equivalents	(10,491)	(708)
Cash and cash equivalents – beginning of period	67,674	21,392
Cash and cash equivalents – end of period	$57,183	$20,684
Supplemental disclosures of other cash flow information:
Cash paid for interest	$—	$1,504
Non-cash investing and financing activities:
Capitalization of deferred costs to equity upon share issuance	—	132
Purchases of property and equipment recorded in accounts payable	417	739
Purchases of property and equipment recorded in accrued expenses	11	849
Reclassification of earn-out liabilities to additional paid-in capital for vesting of Promote Sponsor Vesting Shares	32,946	—
Reclassification of derivative liabilities to additional paid-in capital due to exercise of Public Warrants	274	—
Purchases of offering costs in accounts payable	90	29
Unrealized gain/(loss) on short term investments	57	(16)

Cepheus-1-36Q

Rigetti’s Cepheus-1-36Q modular processor.

Photo credit: Drew Bird Photography

Cepheus-1-36Q processor assembly

A single 9-qubit Rigetti chip being loaded into a mount for flip-chip bonding, the process used for assembling Rigetti’s Cepheus-1-36Q processor. Photo credit: Drew Bird Photography